EXHIBIT 32
In connection with the Quarterly Report of Carriage Services, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended March 31, 2008, (“Form 10-Q”) as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned officers of the Company certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that : (i) the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
May 9, 2008

/s/	Melvin C. Payne

Melvin C. Payne
Chairman of the Board,
President and
Chief Executive Officer

/s/ Terry E, Sanford

Terry E. Sanford
Senior Vice President,
Chief Accounting Officer and Treasurer
(Principal Financial Officer)